Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS OPERATING

RESULTS FOR THE FOURTH QUARTER OF 2018

HOPKINSVILLE, KY (January 31, 2019) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported operating results for the three and twelve month periods ended December 31, 2018. For the three month period ended December 31, 2018, net income was $1.6 million, or $0.26 per share, compared to $1.2 million, or $0.20 per share, for the three month period ended September 30, 2018, and a net loss of $178,000, or ($0.03) per share, for the three month period ended December 31, 2017. For the twelve month period ending December 31, 2018, net income was $5.7 million, or $0.91 per share, compared to $3.3 million, or $0.53 per share, for the twelve month period ended December 31, 2017.

Commenting on the results for the three month period ended December 31, 2018, John E. Peck, President and Chief Executive Officer, said, “Improvements in net income were driven by lower non-interest expenses. For the three month period ended December 31, 2018, non-interest expenses were $6.7 million compared to $7.5 million and $7.8 million for the three month periods ended September 30, 2018 and December 31, 2017, respectively.

The improvements in the Company’s results of operations for the twelve month period ended December 31, 2018 compared to the twelve month period ended December 31, 2017, were the result of higher levels of net interest income, slightly lower levels of non-interest expenses and a reduced federal income tax rate. Operating results for the three and twelve month periods ended December 31, 2017, were negatively affected by passage of The Tax Cut and Jobs Act of 2017 signed into law in December 2017 that provided for significant reductions in the Company’s federal income tax rate. In December of 2017, the reduction in corporate tax rates required the Company to reduce our deferred tax assets by $980,000 through an increase in our federal income tax expense. For the three and twelve month periods ended December 31, 2017, the increase in the Company’s federal income tax expense reduced net income by approximately $0.15 per share.”

Financial Highlights

•

On January 7, 2019, the Company issued a joint press release with First Financial Corporation (“THFF”) announcing the execution of a definitive merger agreement under which the Company will merge with and into THFF. The Company filed an 8-K/A with the Securities and Exchange Commission (“SEC”) on January 9, 2019, providing greater details on the terms of the merger. A copy of the joint press release is available on the Company’s website at www.bankwithheritage.com and the SEC’s website www.sec.gov.

•

At December 31, 2018, net loans totaled $658.8 million, representing an increase of $21.7 million compared to December 31, 2017. At December 31, 2018, total loans originated and outstanding in Company’s three loan production offices were $95.5 million compared to $72.1 million at December 31, 2017.

•

At December 31, 2018, non-accrual loans were $1.4 million compared to $1.3 million at December 31, 2017. At December 31, 2018, loans classified as substandard were $14.3 million compared to $10.8 million at December 31, 2017.

•

The Company’s net interest margin for the three month period ended December 31, 2018, was 3.35% compared to 3.41% for each of the three month periods ended September 30, 2018 and December 31, 2017, respectively. The Company’s net interest margin for the twelve month periods ended December 31, 2018 and December 31, 2017 were 3.41% and 3.38%, respectively.

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HFBC Reports Fourth Quarter Results

January 31, 2019

Results of Operations

In the three month periods ended December 31, 2018, September 30, 2018 and December 31, 2017, interest income was $9.5 million, $9.3 million and $8.5 million, respectively. The improvements in interest income are the result of a $27.7 million increase in the average balance of loans for the three month period ended December 31, 2018, compared to the three month period ended December 31, 2017. Link quarter improvements in interest income are the result of a 25 basis point increase in the New York Prime Rate. Improvements in interest income were more than offset by higher funding cost due to an increase in short term interest rates. The Company’s interest expense increased by $930,000 for the three month period ended December 31, 2018, compared to the three month period ended December 31, 2017, and by $265,000 on a linked quarter basis. For the three month periods ended December 31, 2018, September 30, 2018 and December 31, 2017, net interest income was $7.0 million, $7.1 million and $7.0 million, respectively.

For the three month period ended December 31, 2018, non-interest income was $1.8 million, representing declines of $77,000 and $52,000 compared to the three month periods ended September 30, 2018 and December 31, 2017, respectively. For the three month period ended December 31, 2018, the decline in non-interest income over comparable periods is largely the result of lower mortgage origination income, which declined by $50,000 on a linked quarter basis and $86,000 compared to the three month period ended December 31, 2017.

For the three month period ended December 31, 2018, total non-interest expenses were $6.7 million, a decline of $788,000 and $1.1 million compared to the three month periods ended September 30, 2018 and December 31, 2017, respectively. For the three and twelve month periods ended December 31, 2018, professional services expense declined by $232,000 on a linked quarter basis and $838,000 compared to three month period ended December 31, 2017. In the twelve month period ended December 31, 2018, professional services expenses declined by $605,000 compared to the twelve month period ended December 31, 2017. The decline in professional services is largely the result of a shareholder lawsuit and shareholder demand letters. All activist shareholder issues were resolved in 2018, thereby reducing our legal expenses. On a linked quarter basis, salary and benefit expense are lower due to seasonal factors and reduced levels of incentive bonuses paid for loan production and growth.

For the twelve month period ended December 31, 2018, interest income was $36.7 million, representing an increase of $2.9 million compared to the twelve month period ended December 31, 2017. The improved level of interest income was largely the result of a $35.8 million increase in the average balance of loans and an increase in the Prime Rate. However, a $2.2 million increase in interest expense limited the overall benefits of higher net interest income levels. For the twelve month period ended December 31, 2018, net interest income was $28.6 million, an increase of $765,000 compared to December 31, 2017.

Total non-interest income declined by $213,000 in the twelve month period ended December 31, 2018, compared to the twelve month period ended December 31, 2017. For the twelve month period ended December 31, 2018, income from bank owned life insurance was $179,000 lower compared to the twelve month period ended December 31, 2017, due to the payment of a death benefit in March 2017. For the twelve month period ended December 31, 2018, other operating income was $632,000, a reduction of $443,000 compared to the twelve month period ended December 31, 2017. A significant portion of this variance is the result of a one-time payment of $225,000 in 2017. For the twelve month period ended December 31, 2018, gains on the sale of securities increased by $384,000 compared to the twelve month period ended December 31, 2017, largely as a result of an issuer calling a trust preferred security in June of 2018 in which the Company previously recognized a $400,000 impairment charge.

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2019

Results of Operations (continued)

For the twelve month period ended December 31, 2018, total non-interest expenses were $29.4 million, a decline of $546,000 compared to the twelve month period ended December 31, 2017. For the twelve month period ended December 31, 2018, professional services expense were $1.7 million compared to $2.3 million for the twelve month period ended December 31, 2017. For the twelve month period ended December 31, 2018, data processing expenses were $3.2 million compared to $2.9 million for the twelve month period ended December 31, 2017.

Balance Sheet

At December 31, 2018, total assets were $931.4 million, compared to $917.5 million at December 31, 2017. For the twelve month period ended December 31, 2018, the Company reduced its securities portfolio by $14.0 million to fund loan growth of $21.4 million. The competition for deposits remains aggressive and expensive, resulting in higher interest expense on deposits and a $14.2 million decline in total deposits. Lower deposit balances were offset by a $14.7 million increase in retail repurchase agreements as larger retail customers sought higher rates and alternatives to FDIC insurance coverage limits. A summary of loans outstanding by type at December 31, 2018 and December 31, 2017 is as follows:

	December 31, 2018	December 31, 2017
	(Dollars in Thousands)
One-to-four family first mortgages	$175,638	$163,565
Home equity lines of credit	32,781	35,697
Second mortgages (closed end)	1,037	1,184
Multi-family	26,067	37,445
Construction	38,700	30,246
Land	12,175	14,873
Non-residential real estate	242,390	224,952
Farmland	34,041	36,851
Consumer loans	8,442	8,620
Commercial loans	92,466	88,938

Total loans, gross	663,737	642,371

Unearned income, net of fees	(419)	(443)

Less allowance for loan losses	(4,536)	(4,826)

Total loans	658,782	637,102

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2019

Asset Quality

The table below provides a history of the Company’s significant credit quality metrics for the dates listed below:

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(Dollars in Thousands, Except Percentages)
Loans past due 30-89 days	809	1,780	1,605	432	393
Loans past due 90 + days accruing interest	—	—	—	—	88
Total non-accrual loans	1,430	1,841	1,602	2,004	1,285
Total loans classified as substandard	14,323	11,005	11,491	14,082	10,780
Total performing TDR loans	3,530	3,518	3,162	3,255	3,163
Total foreclosed assets	3,598	3,533	3,427	3,329	3,369
Quarterly net charge offs	102	158	78	240	(336)

Non-accrual loans / Total loans	0.22%	0.28%	0.24%	0.30%	0.20%
Non-performing assets / Total assets	0.54%	0.59%	0.55%	0.58%	0.51%
Allowance / Total loans	0.68%	0.68%	0.69%	0.70%	0.75%
Allowance / Non-accrual loans	317.25%	247.48%	289.48%	232.24%	375.74%
Substandard loans / Risk based capital	13.63%	10.68%	11.24%	13.94%	10.49%
Quarterly net charge off ratio (annualized)	0.06%	0.09%	0.05%	0.15%	-0.21%
Risk Based Capital	105,055	103,085	102,211	100,997	102,739
FTE Employees	220	225	226	227	229

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. (“Heritage Bank”), a Kentucky state chartered commercial bank. Heritage Bank has eighteen offices in western Kentucky and middle Tennessee and loan production offices in the Tennessee communities of Nashville, Murfreesboro and Brentwood. The Company offers a broad line of financial services and products with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank is located on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2019

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets

(Dollars in Thousands)

(Unaudited)

Bank owned life insurance	10,672	10,587	10,511	10,439	10,368
Premises and equipment, net	21,759	22,072	22,365	22,619	22,700
Deferred tax assets	1,825	2,399	2,320	2,127	1,764
Other assets	2,730	2,816	4,641	2,748	2,784

Total assets	$931,399	904,875	912,662	913,965	917,510

Liabilities:

Deposits:
Non-interest-bearing accounts	$129,476	134,297	$136,004	139,093	136,197
Interest-bearing accounts
NOW accounts	196,972	185,380	198,691	219,483	208,496
Savings and money market accounts	97,232	97,347	99,552	101,153	104,347
Other time deposits	316,157	309,890	300,941	287,077	304,969

Total deposits	739,837	726,914	735,188	746,806	754,009

Advances from Federal Home Loan Bank	33,000	33,000	38,000	25,000	23,000
Repurchase agreements	53,011	42,043	39,648	41,792	38,353
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Accrued expenses and other liabilities	4,455	5,170	4,347	3,304	4,426

Total liabilities	840,613	817,437	827,493	827,212	830,098

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2019

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets, Continued

(Dollars in Thousands, Except Percentages, Share and Per Share Data)

(Unaudited)

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Stockholders’ equity:
Common stock, par value $.01	80	80	80	80	80
Additional paid-in-capital	59,105	59,035	58,948	58,875	58,825
Retained earnings	55,134	53,979	53,179	51,957	51,162
Treasury stock- common , at cost	(16,706)	(16,706)	(16,706)	(16,684)	(16,655)
Unearned ESOP Shares, at cost	(5,268)	(5,457)	(5,606)	(5,759)	(5,901)
Accumulated other comprehensive income, net of taxes	(1,559)	(3,493)	(2,726)	(1,716)	(99)

Total stockholders’ equity	90,786	87,438	87,169	86,753	87,412

Total liabilities and stockholders’ equity	931,399	904,875	914,662	913,965	917,510

Additional Capital Information
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Preferred stock authorized	500,000	500,000	500,000	500,000	500,000
Common shares authorized	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000
Common shares issued	7,990,867	7,991,170	7,989,655	7,988,983	7,976,131
Common shares outstanding	6,648,887	6,649,190	6,647,675	6,648,589	6,637,771
Treasury shares	1,341,980	1,341,980	1,341,980	1,340,394	1,338,360
Unearned ESOP shares	382,691	400,768	412,091	423,679	434,548
Book value per share (excludes unearned ESOP shares)	$14.49	$13.99	$14.01	$13.97	$14.09

Tier 1 leverage ratio	11.0%	10.9%	10.7%	10.6%	10.6%
Total risk based capital ratio	16.2%	15.9%	15.6%	15.5%	16.0%
Common equity tier 1 ratio	15.5%	15.2%	14.9%	14.8%	15.2%

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2019

HOPFED BANCORP, INC.

Consolidated Condensed Quarterly Statement of Income

(Dollars in Thousands)

(Unaudited)

	For the three month periods ended					For the year ended December 31,
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	2018	2017
Interest and dividend income:

Loans receivable	8,210	8,164	7,858	7,477	7,208	31,709	28,167
Investment in securities, taxable	998	970	1,033	1,079	1,081	4,080	4,478
Nontaxable securities available for sale	187	189	208	213	218	797	1,014
Interest-earning deposits	79	21	16	29	34	145	96

Total interest and dividend income	9,474	9,344	9,115	8,798	8,541	36,731	33,755

Interest expense:
Deposits	1,946	1,694	1,392	1,244	1,240	6,276	4,810
Advances from Federal Home Loan Bank	187	210	134	92	97	623	248
Repurchase agreements	223	188	171	154	117	736	469
Subordinated debentures	140	139	138	122	112	539	436

Total interest expense	2,496	2,231	1,835	1,612	1,566	8,174	5,963

Net interest income	6,978	7,113	7,280	7,186	6,975	28,557	27,792
Provision for loan losses	84	74	62	68	56	288	477

Net interest income after provision for loan losses	6,894	7,039	7,218	7,118	6,919	28,269	27,315

Non-interest income:
Service charges	749	756	727	706	801	2,938	3,224
Merchant card income	325	316	330	308	306	1,279	1,222
Mortgage orgination revenue	288	338	489	319	374	1,434	1,321
Gain (loss) on sale of securities	40	5	481	27	(9)	553	169
Income from bank owned life insurance	85	75	73	71	81	304	483
Financial services commission	178	184	177	138	117	677	536
Other operating income	151	219	87	175	198	632	1,075

Total non-interest income	1,816	1,893	2,364	1,744	1,868	7,817	8,030

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2019

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

	For the three month periods ended					For the year ended December 31,
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	2018	2017
Non-interest expenses:
Salaries and benefits	3,693	4,138	4,116	4,117	3,917	16,064	16,049
Occupancy	698	785	747	782	700	3,012	2,920
Data processing	812	807	765	784	779	3,168	2,884
State deposit tax	212	158	160	169	170	699	770
Professional services	257	489	499	466	1,095	1,711	2,316
Advertising	229	329	338	308	365	1,204	1,354
Foreclosure, net	37	20	21	(6)	(80)	72	9
Loss on sale of asset	—	1	9	—	(1)	10	2
Other operating expenses	786	785	919	920	861	3,410	3,592

Total non-interest expense	6,724	7,512	7,574	7,540	7,806	29,350	29,896

Income before income tax expense	1,986	1,420	2,008	1,322	981	6,736	5,449
Income tax expense	368	180	323	196	1,159	1,067	2,148

Net income	1,618	1,240	1,685	1,126	(178)	5,669	3,301

Net income per share
Basic	$0.26	$0.20	$0.28	$0.18	($0.03)	$0.91	$0.53

Diluted	$0.26	$0.20	$0.28	$0.18	($0.03)	$0.91	$0.53

Dividend per share	$0.07	$0.07	$0.07	$0.05	$0.05	$0.26	$0.19

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 31, 2019

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in Thousands, Except Percentages)

(Unaudited)

	Three month periods ended					For the year ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Average Balance Sheet Data
Loans, net of allowance	$659,174	670,314	666,301	647,204	631,463	662,541	626,735
Available for sale taxable securities	144,506	146,225	153,723	160,582	164,667	151,201	173,062
Available for sale tax free securities	24,195	24,533	25,670	26,856	27,361	25,301	30,787
Interest bearing deposits held in banks	14,062	3,825	3,735	6,030	8,418	6,513	6,976
Average earning assets	841,937	844,897	849,429	840,672	831,909	845,556	837,560
Average non-earning assets	67,813	63,618	63,565	69,290	74,856	64,231	69,004
Average assets	909,750	908,515	912,994	909,962	906,765	909,787	906,564
Average interest bearing deposits	605,121	596,666	608,312	612,019	611,371	605,485	619,372
Repurchase agreements	41,333	38,611	38,604	39,072	34,677	39,409	38,388
FHLB borrowings	33,000	37,989	32,011	23,656	25,174	31,707	19,226
Subordinated debentures	10,310	10,310	10,310	10,310	10,310	10,310	10,310
Total average interest bearing liabilities	689,764	683,576	689,237	685,057	681,532	555,781	687,296
Average non-interest bearing deposits	126,487	131,615	133,075	133,412	132,624	131,130	128,397
Average other non-interest bearing liabilities	5,399	5,572	4,099	3,887	3,365	4,740	3,435
Average total equity	88,100	87,752	86,583	87,336	89,244	87,006	87,436

	Three month periods ended					For the year ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2018
Tax equivalent yield / Cost of:
Loans, fully tax equivalent	5.00%	4.89%	4.72%	4.62%	4.58%	4.80%	4.50%
Available for sale taxable securities	2.76%	0.27%	2.69%	2.69%	2.63%	2.70%	2.59%
Available for sale tax free securities, fully tax equivalent	3.84%	3.86%	4.04%	3.96%	4.76%	3.93%	4.93%
Average yield of interest bearing deposits	2.25%	1.88%	1.71%	1.92%	1.62%	2.23%	1.38%
Yield on total interest earning assets	4.52%	4.46%	4.32%	4.21%	4.17%	4.37%	4.10%
Cost of total average deposits	1.06%	0.93%	0.89%	0.67%	0.67%	0.85%	0.64%
Cost of average total interest bearing liabilities	1.45%	1.30%	1.06%	0.94%	0.92%	1.19%	0.87%
Fully tax equivalent interest rate spread	3.09%	3.16%	3.25%	3.30%	3.25%	3.19%	3.23%
Fully tax equivalent net interest margin	3.35%	3.41%	3.45%	3.45%	3.41%	3.41%	3.38%
Net income	1,618	1,240	1,685	1,126	(178)	5,669	3,301
ROA	0.71%	0.55%	0.74%	0.49%	0.10%	0.62%	0.36%
Annualized return on equity	7.35%	6.23%	7.78%	5.16%	1.01%	6.52%	3.78%
Efficiency ratio	75.76%	88.26%	78.12%	83.89%	87.05%	80.07%	82.18%

This information is preliminary and based on company data available at the time of the presentation.

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